Exhibit 99.1

News Release
Sunoco LP Announces Second Quarter 2020 Financial and Operating Results

•	Generated Net Income of $157 million, Adjusted EBITDA(1) of $182 million and Distributable Cash Flow(1), as adjusted of $122 million

•	Current quarter cash coverage of 1.41 times and trailing twelve months coverage of 1.55 times with leverage of 4.07 times at the end of the second quarter

•	Expects full year 2020 Adjusted EBITDA to be above $700 million, ahead of original 2020 guidance

DALLAS, August 5, 2020 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three-month period ended June 30, 2020.
Financial and Operational Highlights
For the three months ended June 30, 2020, net income was $157 million versus a net income of $55 million in the second quarter of 2019. The net income in the second quarter of 2020 includes the benefit of $90 million of non-cash inventory adjustments resulting from the increase in the price of RBOB.

Adjusted EBITDA(1) for the quarter totaled $182 million compared with $152 million in the second quarter of 2019. This year-over-year increase reflects higher reported fuel margins of 13.5 cents per gallon and lower total operating expenses of $97 million as a result of cost reduction measures.

Distributable Cash Flow, as adjusted(1), for the quarter was $122 million, compared to $101 million a year ago.

The Partnership sold 1.5 billion gallons in the second quarter, down 26.3% from the second quarter of 2019. On a weighted-average basis, fuel margin for all gallons sold was 13.5 cents per gallon for the second quarter compared to 9.1 cents per gallon a year ago.
Distribution and Coverage
On July 28, 2020, the Board of Directors of SUN’s general partner declared a distribution for the second quarter of 2020 of $0.8255 per unit, which corresponds to $3.3020 per unit on an annualized basis. The distribution will be paid on August 19, 2020 to common unitholders of record on August 7, 2020. Current quarter cash coverage was 1.41 times and trailing twelve months coverage was 1.55 times.
Liquidity and Leverage
At June 30, 2020, SUN had borrowings of $158 million against its revolving credit facility and other long-term debt of $2.9 billion. The Partnership maintained ample liquidity of $1.3 billion at the end of the quarter under its $1.5 billion revolving credit facility that matures in July 2023 and has no debt maturities prior to 2023. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its credit facility, was 4.07 times at the end of the second quarter.
Capital Spending
SUN's gross capital expenditures for the second quarter were $18 million, which included $14 million for growth capital and $4 million for maintenance capital.

2020 Business Outlook

The Partnership expects full year 2020 adjusted EBITDA to be above $700 million. SUN maintains its previously issued guidance for 2020 growth capital expenditures of approximately $75 million, maintenance capital expenditures of $30 million and operating expenses(2) in a range of $460 to $475 million.

SUN’s segment results and other supplementary data are provided after the financial tables below.

(1)
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under "Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.

(2)	Operating expenses include general and administrative, other operating and lease expenses.
Earnings Conference Call
Sunoco LP management will hold a conference call on Thursday, August 6, at 8:00 a.m. CT (9:00 a.m. ET) to discuss results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes early and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Webcasts and Presentations.

Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. In addition to the risks and uncertainties previously disclosed, the Partnership has also been, or may in the future be, impacted by new or heightened risks related to the COVID-19 pandemic and the recent sharp decline in commodity prices, and we cannot predict the length and ultimate impact of those risks. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Sunoco LP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sunoco LP's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts
Investors:
Scott Grischow, Vice President - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA, Manager - Investor Relations, Strategy and Growth
(214) 840-5553, derek.rabe@sunoco.com

Media:
Alexis Daniel, Manager - Communications
(214) 981-0739, alexis.daniel@sunoco.com

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$33	$21
Accounts receivable, net	270	399
Receivables from affiliates	6	12
Inventories, net	283	419
Other current assets	50	73
Total current assets	642	924

Property and equipment	2,188	2,134
Accumulated depreciation	(749)	(692)
Property and equipment, net	1,439	1,442
Other assets:
Finance lease right-of-use assets, net	26	29
Operating lease right-of-use assets, net	522	533
Goodwill	1,555	1,555

Intangible assets	906	906
Accumulated amortization	(289)	(260)
Intangible assets, net	617	646
Other noncurrent assets	184	188
Investment in unconsolidated affiliate	136	121
Total assets	$5,121	$5,438
Liabilities and equity
Current liabilities:
Accounts payable	$296	$445
Accounts payable to affiliates	29	49
Accrued expenses and other current liabilities	242	219
Operating lease current liabilities	19	20
Current maturities of long-term debt	12	11
Total current liabilities	598	744
Operating lease noncurrent liabilities	524	530
Revolving line of credit	158	162
Long-term debt, net	2,894	2,898
Advances from affiliates	138	140
Deferred tax liability	94	109
Other noncurrent liabilities	97	97
Total liabilities	4,503	4,680
Commitments and contingencies
Equity:
Limited partners:
Common unitholders (83,040,781 units issued and outstanding as of June 30, 2020 and 82,985,941 units issued and outstanding as of December 31, 2019)	618	758
Class C unitholders - held by subsidiaries (16,410,780 units issued and outstanding as of June 30, 2020 and December 31, 2019)	—	—
Total equity	618	758
Total liabilities and equity	$5,121	$5,438

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Motor fuel sales	$1,992	$4,366	$5,158	$7,949
Non motor fuel sales	54	74	125	148
Lease income	34	35	69	70
Total revenues	2,080	4,475	5,352	8,167
Cost of sales and operating expenses:
Cost of sales	1,722	4,206	4,886	7,528
General and administrative	25	34	59	61
Other operating	56	73	151	157
Lease expense	16	16	30	30
Loss on disposal of assets and impairment charges	6	2	8	50
Depreciation, amortization and accretion	47	47	92	92
Total cost of sales and operating expenses	1,872	4,378	5,226	7,918
Operating income	208	97	126	249
Other income (expense):
Interest expense, net	(44)	(43)	(88)	(85)
Other income (expense), net	—	6	—	3
Equity in earnings of unconsolidated affiliate	1	—	2	—
Income before income taxes	165	60	40	167
Income tax expense	8	5	11	3
Net income and comprehensive income	$157	$55	$29	$164

Net income (loss) per common unit:
Common units - basic	$1.65	$0.44	$(0.12)	$1.51
Common units - diluted	$1.64	$0.43	$(0.12)	$1.50

Weighted average common units outstanding:
Common units - basic	83,030,286	82,742,323	83,022,027	82,726,842
Common units - diluted	83,598,730	83,509,987	83,022,027	83,455,021

Cash distributions per unit	$0.8255	$0.8255	$1.6510	$1.6510

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations, but should not serve as the only criteria for predicting our future performance.
The key operating metrics by segment and accompanying footnotes set forth below are presented for the three months ended June 30, 2020 and 2019 and have been derived from our historical consolidated financial statements.

	Three Months Ended June 30,
	2020				2019
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$1,930	$62	$1,992		$4,193	$173	$4,366
Non motor fuel sales	20	34	54		16	58	74
Lease income	29	5	34		31	4	35
Total revenues	$1,979	$101	$2,080		$4,240	$235	$4,475
Gross profit (1):
Motor fuel sales	$275	$19	$294		$171	$19	$190
Non motor fuel sales	13	17	30		13	31	44
Lease	29	5	34		31	4	35
Total gross profit	$317	$41	$358		$215	$54	$269
Net income (loss) and comprehensive income (loss)	$161	$(4)	$157		$39	$16	$55
Adjusted EBITDA (2)	$160	$22	$182		$119	$33	$152
Operating Data:
Total motor fuel gallons sold			1,515				2,054
Motor fuel gross profit cents per gallon (3)			13.5	¢			9.1	¢

The following table presents a reconciliation of Adjusted EBITDA to net income and Adjusted EBITDA to Distributable Cash Flow, as adjusted, for the three months ended June 30, 2020 and 2019:

	Three Months Ended June 30,
	2020	2019
	(in millions)
Adjusted EBITDA
Fuel distribution and marketing	$160	$119
All other	22	33
Total Adjusted EBITDA	182	152
Depreciation, amortization and accretion	(47)	(47)
Interest expense, net	(44)	(43)
Non-cash unit-based compensation expense	(3)	(3)
Loss on disposal of assets and impairment charges	(6)	(2)
Unrealized loss on commodity derivatives	—	(3)
Inventory adjustments	90	4
Equity in earnings of unconsolidated affiliate	1	—
Adjusted EBITDA related to unconsolidated affiliate	(3)	—
Other non-cash adjustments	(5)	2
Income tax expense	(8)	(5)
Net income and comprehensive income	$157	$55

Adjusted EBITDA (2)	$182	$152
Adjusted EBITDA related to unconsolidated affiliate	3	—
Distributable cash flow from unconsolidated affiliate	(3)	—
Cash interest expense	42	41
Current income tax expense	14	4
Maintenance capital expenditures	4	6
Distributable Cash Flow	122	101
Transaction-related expenses	—	—
Distributable Cash Flow, as adjusted (2)	$122	$101

Distributions to Partners:
Limited Partners	$69	$68
General Partners	18	18
Total distributions to be paid to partners	$87	$86
Common Units outstanding - end of period	83.0	82.7
Distribution coverage ratio (4)	1.41x	1.17x
___________________________
(1)Excludes depreciation, amortization and accretion.
(2)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, Series A Preferred distribution, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;

•	securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•	our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and

•	Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•	as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliate based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliate. Adjusted EBITDA related to unconsolidated affiliate excludes the same items with respect to the unconsolidated affiliate as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, depletion, amortization and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliate, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliate. We do not control our unconsolidated affiliate; therefore, we do not control the earnings or cash flows of such affiliate. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliate as an analytical tool should be limited accordingly. Inventory adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Partnership's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.

(3)	Includes other non-cash adjustments and excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.

(4)
The distribution coverage ratio for a period is calculated as Distributable Cash Flow attributable to partners, as adjusted, divided by distributions expected to be paid to partners of Sunoco LP in respect of such a period.